SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Xerox Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York	16-0468020
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

800 Long Ridge Road P.O. Box 1600 Stamford, Connecticut	06904-1600
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-101164

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series C mandatory convertible preferred stock, $1.00 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1.    Description of Registrant’s Securities to be Registered

A description of the securities to be registered hereunder is incorporated by reference herein to the (i) description set forth under the heading “Description of the Preferred Stock and Convertible Preferred Stock” in the Registrant’s Prospectus, dated June 10, 2003, constituting a part of the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-101164), filed under the Securities Act of 1933, as amended (the “Act”), and (ii) description set forth under the heading “Description of the Series C Mandatory Convertible Preferred Stock” included in the Registrant’s Preliminary Prospectus Supplement, dated June 11, 2003, filed pursuant to Rule 424(b)(5) of the Act. Pricing and other terms established at the time of issuance are hereby deemed to be incorporated by reference to any prospectus supplement filed in accordance with Rule 424(b) of the Act relating to the securities registered hereby.

Item 2.    Exhibits

1.	“Description of the Preferred Stock and Convertible Preferred Stock” in the Prospectus, dated June 10, 2003, contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-101164) and incorporated herein by reference.

2.	“Description of the Series C Mandatory Convertible Preferred Stock” contained in the Registrant’s Preliminary Prospectus Supplement, dated June 11, 2003, filed pursuant to Rule 424(b)(5) of the Act and incorporated herein by reference.

3.	Restated Certificate of Incorporation of Xerox Corporation filed with the Department of State of New York on October 29, 1996, as amended by the Certificate of Amendment of the Certificate of Incorporation of Xerox Corporation filed with the Department of State of New York on May 21, 1999, incorporated herein by reference to Exhibit 3(a) to Amendment No. 5 to the Registrant’s Form 8-A Registration Statement, dated February 8, 2000.

4.	Certificate of Amendment of Certificate of Incorporation of Xerox Corporation filed with the Department of State of New York on September 9, 2002, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 7, 2002.

5.	Certificate of Amendment of Certificate of Incorporation of Xerox Corporation filed with the Department of State of New York on June 2, 2003, incorporated herein by reference to Exhibit (4)(a)(1)(iii) to Amendment No. 3 to the Registrant’s Registration Statement on Form S-3, filed on June 6, 2003 (Registration No. 333-101164, 333-101164-01, 333-101164-03, 333-101164-05 – 13).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 19, 2003

XEROX CORPORATION

By:	/S/ MARTIN S. WAGNER

	Name:	Martin S. Wagner
	Title:	Assistant Secretary

3